CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-14 of our report dated December 21, 2018, relating to the financial statements and financial highlights of First Trust Heitman Global Prime Real Estate ETF (“PRME”), a series of First Trust Exchange-Traded Fund IV, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Additional Information about PRME and FFR” in the Proxy Statement/Prospectus, “Financial Statements” in the Statement of Additional Information, “Financial Highlights” in the PRME Prospectus, “Miscellaneous Information” and “Financial Statements” in the PRME Statement of Additional Information, “Financial Highlights” in the First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund (“FFR”) Prospectus, “Additional Information”, “Miscellaneous Information” and “Financial Statements” in the FFR Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

May 8, 2019